Exhibit 4.1

PROMISSORY NOTE

$500,000.00	July 7 , 2017

1.                  Promise to Pay. For value received, BLACK RIDGE OIL & GAS, INC., a Nevada corporation ("Maker"), promises to pay to the order of CADENCE BANK, N.A., ("Payee"), the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) in legal and lawful money of the United States of America, with interest on the unpaid principal thereon from date hereof at the rate of four and one-half percent (4.50%) per annum until this Promissory Note ("Note") is paid in full; provided, however, principal and interest shall bear interest from date of Default (as defined below) until paid at the lesser of (a) twelve percent (12%) per annum, or (b) the maximum lawful rate.

2.                  Payment Schedule. Accrued interest under this Note shall be due and payable monthly, commencing on August 7 , 2017 and continuing on the same day on each month thereafter. The principal amount of this Note, together with all accrued unpaid interest, shall be due and payable on October 7 , 2017 (herein, the "Maturity Date"). Maker may repay the entire outstanding principal amount of this Note, or any portion thereof, at any time without penalty, provided that any accrued unpaid interest then due is also paid in full.

3.                  Default. The occurrence of any of the following events shall constitute a default under this Note (herein, a "Default"), whereupon the owner or holder thereof may, at its, option, exercise any or all rights, powers and remedies afforded under this Note, the Security Agreement (as defined below) executed in conjunction herewith and by law, including the right to declare the unpaid balance of principal and accrued interest on the Note at once mature and payable: (a) any part of the indebtedness evidenced by this Note is not paid when due, whether by lapse of time or acceleration or otherwise; (b) the dissolution of Maker; (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, Maker, or (d) existence of a Default as defined in the Security Agreement (as defined below). The failure by the holder hereof to exercise, nor delay in exercising any right, including but not limited to the right to accelerate the maturity of this Note, shall not be construed as a waiver of any Default. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not: (a) constitute a waiver of or impair or extinguish the right of the holder hereof to accelerate the maturity of this Note or (b) constitute a waiver of the requirement of punctual payment and performance in any respect. If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note in any claim, action, undertaking, demand or lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note and does not prevail, then Maker agrees to pay to such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

4.                  Waiver. Except as provided in this Note, Maker expressly waives presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by law, and diligence in the collection hereof.

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5.                  Certain Provisions Regarding Payments. Whenever any payment shall be due under this Note on a day, which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable. "Business Day" means a day other than a Saturday, Sunday or other day on which national banks in Houston, Texas are authorized or required to be closed. All payments made as scheduled on this Note shall be applied, to the extent thereof, to accrued but unpaid interest and to unpaid principal. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefore, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a Default.

6.                  Controlling Provisions. The Maker and any holder of this Note intend to comply with applicable usury law. All existing and future agreements regarding the debt evidenced by this Note are hereby limited and controlled by the provisions of this Section. In no event (including but not limited to prepayment, default, demand for payment, or acceleration of maturity) shall the interest taken, reserved, contracted for, charged or received under this Note or otherwise, exceed the maximum non-usurious amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, then ipso facto, such document shall be reformed and the interest payable reduced to the Maximum Amount, without necessity of execution of any amendment or new document. If the holder hereof ever receives interest in an amount which apart from this provision would exceed the Maximum Amount, the excess shall, without penalty, be applied to the unpaid principal of this Note and not to the payment of interest, or be refunded to the payor if the principal is paid in full. The holder hereof does not intend to charge or receive unearned interest on acceleration. All interest paid or agreed to be paid to the holder hereof shall be spread throughout the full term (including any renewal or extension) of the debt so that the amount of interest does not exceed the Maximum Amount. The parties agree that the other charges do not constitute interest for purposes of this section.

7.                  General Provisions. This Note may not be amended except in a writing specifically intended for the purpose and executed by the party against whom enforcement of the amendment is sought. The terms, provisions, covenants and conditions hereof shall be binding upon Maker and the representatives, successors and assigns of Maker. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. Any previous extension of time, forbearance, failure to pursue some remedy, or acceptance of partial payment by Payee, before or after maturity, does not constitute a waiver by Payee of the existence of any event of default nor of its right to strictly enforce the collection of this Note according to its terms. Time is of the essence in Maker's performance of all duties and obligations imposed by this Note.

8.                  Jurisdiction/Venue/Legal Elections. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW. VENUE FOR ENFORCEMENT OF THIS NOTE AND ALL OBLIGATIONS OF PAYEE HEREUNDER IS SET AND AGREED IN HARRIS COUNTY, TEXAS FOR ALL PURPOSES. MAKER HEREBY WAIVES THE RIGHT TO CLAIM DIVERSITY OF CITIZENSHIP IN ANY ACTION IN THE STATE OF TEXAS AND AGREES THAT ANY AND ALL ACTIONS SHALL BE BROUGHT IN STATE COURT UNLESS PAYEE AGREES OTHERWISE.

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9.                 Purpose/Security. Reference is made to that certain Security Agreement dated of even date herewith (the "Security Agreement") by Maker, as grantor/debtor, and Payee, as Secured Party. This Note is secured by the Security Agreement. Maker agrees that the indebtedness evidenced by this Note shall not be used for personal, family or household purposes.

10.              Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the "weekly ceiling" specified in such article is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

BLACK RIDGE OIL & GAS, INC., a Nevada corporation

By:	/s/ James A. Moe
Name:	James A. Moe
Title:	Chief Financial Officer

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SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of July 7 , 2017 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), is made by BLACK RIDGE OIL & GAS, INC., a Nevada corporation ("Borrower"), in favor of CADENCE BANK, N.A. (the "Lender").

WITNESSETH:

WHEREAS, Borrower is or will be indebted to Lender pursuant to that certain Promissory Note dated of even date herewith in the principal amount of $500,000.00 by Borrower payable to the order of Lender (as the same may be modified and/or renewed, the "Note"); and

WHEREAS, a condition precedent to the loan evidenced by the Note is that the Borrower grant the security interests contained herein to the Lender.

NOW, THEREFORE, in consideration of the premises and to induce the Lender to make the loan evidenced by the Note, the Borrower hereby agrees with the Lender, as follows:

ARTICLE 1. DEFINED TERMS

1.1 Definitions. The following terms shall have the following meanings:

Agreement: as defined in the preamble hereto.

Borrower: as defined in the preamble hereto.

Collateral: as defined in Section 3.1.

Contract Rights: all rights, title and interests in and to that certain letter agreement dated April 3, 2017 issued by Chambers Energy Management, LP to (and accepted by) Borrower pertaining to "Acquisition of Preferred Units of Blackbend Oil & Gas, L.L.C. distributed by Black Ridge Holding Company, LLC to Black Ridge Oil & Gas, Inc.", now owned or hereafter acquired by Borrower.

Deposit Account: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any deposit, demand, time, savings, passbook, operating or like account maintained by Borrower with Lender, including without limitation, the deposit account no. 14157671 in the name of Borrower maintained by Borrower with Lender.

Governmental Requirement: any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, including environmental laws, energy regulations and occupational, safety and health standards or controls, of any governmental authority.

Indebtedness: as defined in Section 3.2 of this Agreement. Lender: as defined in the preamble hereto.

Note: as defined in the first "Whereas" recital of this Agreement.

Secured Party: the Lender.

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UCC: the Uniform Commercial Code as from time to time in effect in the State of Texas; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; provided, further, that if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral.

1.2 Other Definitional Provisions.

(a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) References herein to an Annex, Article, Section, subsection or clause refer to the appropriate Annex to, or Article, Section, subsection or clause in this Agreement unless otherwise specified.

(d) The term "including" means "including without limitation" except when used in the computation of time periods.

(e) The term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or".

(f) The terms "Lender" and "Secured Party" include their respective successors.

(g) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

(h) Terms defined in the UCC not otherwise defined herein shall have the respective meanings ascribed thereto in the UCC.

ARTICLE 2. RESERVED

ARTICLE 3. GRANT OF SECURITY INTEREST

3.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by Borrower or in which Borrower now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

(a) all Contract Rights;

(b) all Deposit Accounts, including that certain account no. 14157671 in the name of Borrower maintained with Cadence Bank, N.A.;

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(c) all books and records pertaining to the Collateral; and

(d) to the extent not otherwise included, all proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

3.2 Grant of Security Interest in Collateral. Borrower, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the indebtedness evidenced by the Note (the "Indebtedness") owed by Borrower to Lender, hereby collaterally assigns, pledges and hypothecates to the Lender a lien on and security interest in, all of its right, title and interest in, to and under the Collateral, in each case, wherever located and now owned or at any time hereafter acquired by Borrower or in which Borrower now has or at any time in the future may acquire any right, title or interest.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to the Lender that:

4.1 Title; No Other liens. Except for the security interest affecting the Collateral granted to the Lender, the Borrower owns each item of Collateral free and clear of any and all liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office.

4.2 Contract Rights. The Borrower will not consent to any amendment to or modification of the Contract Rights without Lender's prior written consent.

ARTICLE 5. COVENANTS

Borrower covenants and agrees with the Lender that, from and after the date of this Agreement until the Indebtedness shall have been paid in full and final payment in cash:

5.1 Generally. Borrower shall (a) not create or suffer to exist any lien upon or with respect to any of the Collateral, except the security interest created by this Agreement; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement; (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral; (d) not enter into any agreement or undertaking restricting the right or ability of Borrower or the Lender to sell, assign or transfer any of the Collateral; and (e) promptly notify the Lender of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any of the Collateral.

5.2 Maintenance of Perfected Security Interest; Further Documentation.

(a) Borrower shall maintain the security interest created by this Agreement as a perfected first priority security interest and shall defend such security interest against the claims and demands of all persons whomsoever.

(b) At any time and from time to time, upon the written request of the Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) taking any actions necessary to enable the Lender to obtain and maintain Control with respect thereto.

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5.3 Changes in Name; Location, etc.

(a)  Except upon 15 days' prior written notice to the Lender and delivery to the Lender of all additional financing statements and other documents reasonably requested by the Lender to maintain the validity, perfection and first lien priority of the security interests provided for herein, Borrower will not:

(i) change its jurisdiction of organization; or

(ii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b) Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.

5.4 Notices. Borrower will advise the Lender promptly, in reasonable detail, of:

(a) any lien on any of the Collateral which could adversely affect the ability of the Lender to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.5 Reporting Requirement. The Borrower agrees to provide to Lender within 2 days after any filing with the Securities and Exchange Commission, a copy of all documents comprising such filing.

5.6 Upfront Fee. The Borrower agrees to pay the Lender an upfront fee of $2,500.00 for the loan evidenced by the Note, which fee is payable upon Borrower's execution of the Note. In addition, the Borrower agrees to pay the fees and costs of Lender's counsel in connection with the preparation of this Agreement and the other loan documents and the perfection of Lender's security interest.

Further Assurances. At any time and from time to time, upon the written request of the Lender, and at the expense of Borrower, Borrower will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested further to perfect, or to protect the perfection of, the liens and security interests granted hereunder, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction. In addition to the foregoing, at any time and from time to time, upon the written request of the Lender, and at the expense of Borrower, Borrower will promptly execute and deliver any and all such further instruments and documents as contemplated hereunder and take such further action as the Lender determines is necessary or reasonably requested to obtain the full benefits of this Agreement and of the rights and powers herein, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby. Notwithstanding the foregoing, in no event shall the Lender have any obligation to monitor the perfection or continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral.

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ARTICLE 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Contract Rights. At any time after the occurrence and during the continuance of an Event of Default, the Lender shall have the right to notify Chambers Energy Management, LP ("Chambers") and require that Chambers pay any and all amounts payable to Borrower under the Contract Rights directly to Lender.

6.2 Proceeds to be Turned Over To Lender. In addition to the rights of the Lender specified in Section 6.1, if an Event of Default shall occur and be continuing, all proceeds of the Collateral received by Borrower shall be held by Borrower in trust for the Lender, segregated from other funds of Borrower, and shall, forthwith upon receipt by Borrower, upon the request of the Lender, be turned over to the Lender in the exact form received by Borrower (duly indorsed by Borrower to the Lender, if required).

6.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Lender's election, the Lender may apply all or any part of proceeds constituting Collateral, in payment of the Indebtedness. Any balance of such proceeds remaining after the Indebtedness shall have been paid in full.

6.4 Code and Other Remedies.

(a) If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Indebtedness, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Lender, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind to or upon Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the fullest extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived and released to the fullest extent permitted by applicable law. The Lender shall apply the net proceeds of any action taken by it pursuant to this Section 6.4 with respect to the Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder with respect thereto, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Indebtedness and the obligations, indebtedness, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, need the Lender account for the surplus, if any, to Borrower. To the extent permitted by applicable law and except as expressly provided herein, Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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(b) In the event that the Lender elects not to sell the Collateral, the Lender retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Indebtedness. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

(c) The Lender may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

6.5 Deficiency. Borrower shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral are insufficient to pay the Indebtedness.

6.6 Non-Judicial Enforcement. The Lender may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, Borrower expressly waives any and all legal rights which might otherwise require the Lender to enforce its rights by judicial process.

ARTICLE 7. POWER OF ATTORNEY AND FURTHER ASSURANCES

7.1 Lender's Appointment as Attorney-in-Fact, Etc.

(a) Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Borrower hereby gives the Lender the power and right, on behalf of Borrower, without notice to or assent by Borrower, to do any or all of the following at any time upon the occurrence and during the continuation of an Event of Default:

(i) in the name of Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Contract Right or other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any Contract Right or other Collateral whenever payable;

(ii) execute, in connection with any sale provided for in Article 6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall otherwise direct; (B) ask for or demand, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction that the Lender deems advisable to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against Borrower with respect to any Collateral that the Lender deems advisable; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Lender may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and do, at the Lender's option and Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's security interests therein and to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

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(b) If Borrower fails to perform or comply with any of its agreements contained herein, the Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Lender incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon the default rate set forth in the Note, from the date of payment by the Lender to the date reimbursed by the Borrower, shall be payable by Borrower to the Lender on demand.

(d) Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Authorization of Financing Statements. Borrower acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, the Lender is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Lender reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Lender under this Agreement.

7.3 Further Assurances. Borrower agrees that from time to time, at the expense of Borrower, it shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that the Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder in respect of any Collateral. Without limiting the generality of the foregoing, Borrower shall:

(a) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Lender may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(b) at the Lender's request, appear in and defend any action or proceeding that may affect Borrower's title to or the Lender's interest in all or any part of the Collateral; and

(c) furnish the Lender with such information regarding the Collateral, including, without limitation, the location thereof, as the Lender may reasonably request from time to time.

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ARTICLE 8. THE LENDER

8.2 Duty of Lender. The Lender's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender, nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except for the Lender to the extent that any such act or failure to act is found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Person.

ARTICLE 9. MISCELLANEOUS

9.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with a writing signed by Borrower and Lender.

9.2 No Waiver by Course of Conduct; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.3 Enforcement Expenses; Indemnification.

(a) Borrower agrees to pay, or reimburse the Lender for, all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the Note, including the fees and disbursements of counsel to the Lender.

(b) Borrower agrees to pay, and to save the Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Borrower agrees to pay, and to save the Lender harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement.

(d) The agreements in this Section shall survive repayment of the Indebtedness.

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9.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of the Lender and their successors and assigns; provided that Borrower cannot assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender.

9.5 Set-Off. Borrower hereby irrevocably authorizes the Lender at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to Borrower, any such notice being expressly waived by Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of Borrower, or any part thereof in such amounts as the Lender may elect, against and on account of the Indebtedness, whether arising hereunder, under the Note or otherwise, as the Lender may elect, whether or not the Lender has made any demand for payment and although the Indebtedness may be unmatured. The Lender shall notify Borrower promptly of any such set-off and the application made by the Lender of the Proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 9.6 are in addition to other rights and remedies (including other rights of set-off) which the Lender may have.

9.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. "pdf' or "tif' format) shall be effective as delivery of a manually executed counterpart hereof.

9.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.9 Integration. This Agreement and the Note represent the agreement of the Borrower and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the Note.

9.10 GOVERNING LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

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9.11 Submission To Jurisdiction; Waivers. Borrower and the Lender hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Note to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Texas and the courts of the United States of America for the Southern District of Texas located in Houston, Texas, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at 110 North 5th Street, Suite 410, Minneapolis, Minnesota 55403 DPBC99 or at such other address of which the Lender shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.11 any special, exemplary, punitive or consequential damages.

9.12 Acknowledgements. Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) the Lender does not have any fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or the Note, and the relationship between Borrower, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

9.13 WAIVER OF JURY TRIAL. BORROWER AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE LENDER, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.14 Conflicts. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Note, the terms and conditions of the Note shall control.

9.15 Notices. All notices and other communications provided for in this Agreement shall be given in writing and made by facsimile or mailed by certified mail return receipt requested, or delivered to the intended recipient at the address specified below; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by facsimile or electronic transmission, subject to confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mail, postage prepaid, in each case given or addressed as aforesaid.

If to Borrower:	If to Lender:
Black Ridge Oil & Gas, Inc.	Cadence Bank, N.A.
110 North 5th Street	2800 Post Oak Blvd., Suite 3800
Minneapolis, Minnesota 55403 DPBC99	Houston, Texas 77056
Attn:__________________	Attn:__________________
Fax No. _______________	Fax No. _______________

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

BLACK RIDGE OIL & GAS, INC.,

By:	/s/ James A. Moe
Name:	James A. Moe
Title:	Chief Financial Officer

[Security Agreement Signature Page]

SECURED PARTY:

CADENCE BANK, N.A.,

By:	/s/ Kyle Gruen
Name:	Kyle Gruen
Title:	AVP